UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/16/2010

APPLE INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-10030

CA	94-2404110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Infinite Loop, Cupertino, CA 95014
(Address of principal executive offices, including zip code)

(408) 996-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On November 16, 2010, the Board of Directors (the "Board") of Apple Inc. (the "Company") appointed Dr. Ronald D. Sugar to the Board to fill an existing vacancy. The Board also appointed Dr. Sugar as the Chair of its Audit and Finance Committee.

As a non-employee director, Dr. Sugar is entitled to the Company's standard $50,000 annual retainer for Board services, and an additional $25,000 annual retainer for his service as the Chair of the Audit and Finance Committee, each paid in quarterly installments. Dr. Sugar will also participate in the Company's 1997 Director Stock Plan (the "Director Plan") and, upon his appointment, he received an automatic grant of 185 restricted stock units under and in accordance with the Director Plan.

In connection with the appointment, the Company and Dr. Sugar entered into the Company's standard director indemnification agreement with Dr. Sugar, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2009.

There are no transactions between Dr. Sugar and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 17, 2010, the Board adopted the Amended Bylaws of the Company to (i) provide that share issuances shall be exclusively in uncertificated form; (ii) describe the roles of Apple's lead directors; and (iii) make other conforming and mechanical changes.

A copy of the Amended Bylaws, effective November 17, 2010, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

        3.1        Amended Bylaws of the Registrant (as of November 17, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC.

Date: November 17, 2010	By:	/s/ D. Bruce Sewell
D. Bruce Sewell
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Amended Bylaws of the Registrant (as of November 17, 2010)